                                                                     Exhibit (j)

CONSENT OF INDEPENDENT AUDITORS

Seligman LaSalle Monthly Dividend Real Estate Fund:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-105799 on Form N-1A of our report dated July 7, 2003, appearing in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the references to us under the captions "Financial Statements" and "General Information - Independent Auditors" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

New York, New York
July 7, 2003